Exhibit 11



                                                                 For the Years Ended
                                                                         July 31
                                                                2000                1999
                                                              -----------        ------------
 Shares outstanding                                             5,942,903           4,392,242
                                                              -----------        ------------

 Weighted average shares outstanding                            5,056,141           4,148,879
 Stock Options                                                  1,214,309           1,417,969
 Warrants                                                       1,798,125           1,798,125
                                                              -----------         -----------
      Total weighted average shares outstanding                 8,068,575           7,364,973
                                                              ===========         ===========

 Net income (loss) before cumulative
      change in accounting principle                         $ (1,825,326)        $   260,720

 Cumulative effect of change
      in accounting principle                                      79,896                   -
                                                             ------------         -----------

 Net income (loss)                                           $ (1,745,430)        $   260,720
                                                             =============        ===========

 Basic Net Earnings (Loss) per share
      Net income (loss) per common share before change
            in accounting principle                          $      (0.36)        $      0.06
      Cumulative effect of change
            in accounting principle                                  0.02                   -
                                                             --------------       -----------
      Net income (loss) per common share                     $      (0.34)        $      0.06

 Diluted Net Earnings (Loss) per share
      Net income (loss) per common share before change       $      (0.36)        $      0.04
            in accounting principal
      Cumulative effect of change
            in accounting principle                                  0.01                   -
                                                             =============        ===========
      Net income (loss) per common share                     $      (0.35)        $      0.04
                                                             =============        ===========